                                                                EXHIBIT 10.12

                       INDEPENDENT CONTRACTOR AGREEMENT
================================================================================
              WITH CONFIDENTIALITY AND NON-COMPETITION AGREEMENTS


          THIS AGREEMENT is entered into as of this 30th day of September 1996 between CROWN NETWORK SYSTEMS, INC., a Pennsylvania Corporation (the "Contractor"), with an office at Penn Center West III, Suite 229, Pittsburgh, Pennsylvania 15276, and POWERFONE, INC. D/B/A NEXTEL COMMUNICATIONS, a Delaware Corporation, with its principal offices located at 31200 Carter Street, Solon, OH 44139.

          WHEREAS, the Contractor has been approved to perform construction services for NEXTEL on selected communications sites (each of which is referred to herein as a "Site") for NEXTEL's Communications System in the counties set forth in the Master Lease Agreement entered into by the parties this same date.

          In consideration of the mutual covenants and promises set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

          1. NEXTEL will require the services of a contractor to perform various construction services in connection with the Sites ("Work"). The Work for each Site shall consist of all materials, supplies, services, equipment, technical specifications and other items set forth in a Notice to Proceed (as defined in Paragraph 3 hereof). For the initial Site installation, the Work is identified in Exhibit "A" and will be performed by Contractor for a fixed fee as described in Exhibit "B" attached hereto ("Fixed Fee").

          2. With respect to the Fixed Fee, Contractor shall send its invoice to NEXTEL following Contractor's installation of NEXTEL's antennas and coaxial at the Site. Payment by NEXTEL shall be due within thirty (30) calendar days from receipt of the Contractor's invoice. With respect to the Fixed Fee, NEXTEL may withhold up to [*] of the Fixed Fee pending NEXTEL's final acceptance of the Work at the Site as defined below. The [*] balance of the Fixed Fee is due within thirty (30) calendar days of final acceptance by NEXTEL. With respect to all other Work, payment shall be due as provided in Section 4.

          3. In connection with any Work other than the initial Site installation, CROWN shall have a right of first refusal to meet any bona fide bid selected by NEXTEL to perform such Work upon the same terms and conditions set forth in such bid. CROWN shall have seven (7) business days after the receipt of such bid to notify NEXTEL whether CROWN intends to meet such bid and perform the Work in accordance with the bid. In the event CROWN does not notify NEXTEL within such time, NEXTEL may proceed to contract

                                       2
[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

              with said selected bid. NEXTEL shall issue to the Contractor a written notice confirming the price and terms agreed upon and fixing the date on which the Contractor shall commence performance of its obligations under this Agreement (the "Notice to Proceed"). The Contractor shall commence the Work, pursuant to this Agreement, on each Site promptly upon the commencement date set forth in the Notice to Proceed and shall prosecute the Work on each Site diligently to completion. The Contractor shall not perform any of the Work or make any financial commitments until receiving the Notice to Proceed. The performance of any portion of the Work or preparation to perform any of the Work by the Contractor, prior to receiving the Notice to Proceed, is done at the Contractor's own risk.

          4. Upon final completion of the entire Work at each Site by the Contractor in accordance with the provisions of this Agreement, the Contractor shall request, in writing, final inspection of the Work. NEXTEL will inspect the Work within three (3) business days of the receipt of Contractor's notice that the Work is complete. Within three (3) business days of the inspection, NEXTEL will either provide a signed writing evidencing final acceptance of the Work or, through the use of a punch list form, advise the Contractor of the portions of the Work that are defective or incomplete or of obligations that have not been fulfilled but are required for final acceptance. The Contractor shall complete any unfinished or defective portion of the Work which is necessary to install and operate NEXTEL's equipment within ten (10) working days following issuance of the punch list. With respect to other punch list items, Contractor shall complete all unfinished or defective portions of the Work within sixty (60) calendar days following issuance of the punch list. After final acceptance of the Work, NEXTEL shall pay the Contractor the Construction Services Fee identified in the Work within thirty (30) days from the date of receipt of the Contractor's invoice .

          5. NEXTEL will, from time to time, provide the Contractor with a list of materials and equipment which NEXTEL will supply (the "List"). The Contractor will use the materials and equipment supplied by NEXTEL and will not substitute any of the same without NEXTEL's prior written consent. Materials and equipment supplied by NEXTEL shall be inspected, approved and accepted by the Contractor and become part of the Work of this Agreement. If materials or equipment are required which are not on the List, the Contractor may supply such materials or equipment itself or obtain them from independent parties. If the Contractor supplies any materials, equipment or labor it shall be based on the Contractor's published rates as set forth on Exhibit "C" attached hereto.

          6. Notwithstanding any other provision contained in the Work or any other document exchanged by the parties, the following terms and conditions shall apply with respect to this Agreement and the materials, equipment and services provided hereunder:

               a) The Contractor, its agents, subcontractors, and employees shall perform the Work as independent contractors, and not as agents, partners, joint venturers or employees of NEXTEL. The Contractor shall supervise and direct the Work, using the care and skill ordinarily used by members of the Contractor's profession practicing under similar conditions at the same time and in the same geographic area, and the Contractor shall be solely responsible for all construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work.

               b) Unless otherwise specifically provided in the Work, the Contractor shall provide and pay for all labor, supervision, materials, construction surveys and layout, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for the proper execution and completion of the Work, whether temporary or permanent, and whether or not incorporated or to be incorporated in the Work and any other items incidental to the execution of the Work, all as indicated or which may reasonably be implied from the Work.

               c) The Contractor shall at all times enforce strict discipline and good order among its employees and shall not employ on the Work any unfit person or anyone not skilled in the task assigned to such person.

               d) The Contractor hereby represents and warrants to NEXTEL that all materials and equipment incorporated in the Work will be new unless otherwise requested in writing by the Contractor and agreed to in writing by NEXTEL prior to their use. The Contractor further represents and warrants that the Work to be performed under this Agreement, and all workmanship, materials and equipment provided, furnished, used or installed in construction of the same, shall be safe, substantial and durable construction in all respects, and that all of the Work will be free from faults and defects and in conformance with the terms of the Work. All of the Work, including all materials and equipment, not conforming to these requirements may be considered defective by NEXTEL. This warranty for each Site shall be for a period of twelve
                    (12) months from the date of full acceptance of the Work on each Site by NEXTEL (the "Warranty Period"). The warranty provided herein shall be in addition to and not in limitation of any other warranty or remedy required by law or this Agreement.

                    The Contractor agrees to correct any defective portion of the Work, including all materials and equipment during the Warranty Period; provided, however, that materials supplied by NEXTEL which are installed and tested by the Contractor and accepted by NEXTEL and are thereafter found to be defective shall be replaced by the Contractor at the expense of NEXTEL in accordance with the Contractor's published rates as set forth on Exhibit "C". If the Contractor fails, after ten (10) days following notice from NEXTEL: (i) to commence and continue correction of such defective Work with diligence and promptness; (ii) to perform the Work; or (iii) to comply with any other provision of this Agreement, NEXTEL may correct and remedy any such deficiency. In connection with such corrective and remedial action, NEXTEL may take possession of all or part of the Work, and suspend the Contractor's services related thereto, take possession of and incorporate in the Work all materials and equipment paid for by NEXTEL which either are stored at the Site or are stored elsewhere. The Contractor shall allow NEXTEL, its agents, representatives and employees, access to the Site to enable NEXTEL to exercise the rights and remedies as stated hereunder. All claims, costs, losses and damages reasonably incurred or sustained by NEXTEL in exercising such rights and remedies will be charged against the Contractor and may be deducted from monies due or to become due to the Contractor; and NEXTEL shall be entitled to an appropriate decrease in the Construction Services Fee or any other remedy permitted in this Agreement or allowed by law. Such claims, costs, losses and damages will include, but not be limited to, all costs of repair or replacement for work of others destroyed or damaged by correction, removal or replacement of the Contractor's defective work. No extension of the time for completion will be given or inferred due to the exercise by NEXTEL of NEXTEL's rights and remedies hereunder. The Contractor shall not be responsible for reasonable delays caused by inclement weather which typically delays a reasonable contractor's performance of work substantially similar to the Work set forth herein.

               e) The Contractor shall give all notices and comply with all laws, ordinances, rules, regulations, and lawful orders of any public authority bearing on the performance of the Work (hereinafter "Laws and Regulations"), and shall promptly notify NEXTEL if the terms of the Work are at variance therewith.

                    Unless otherwise set forth herein, the Contractor shall obtain at its expense, all necessary local and municipal permits, licenses, inspections, certificates and approvals of the Work and shall ensure compliance with all state environmental laws and shall furnish utilities it may require to perform the Work. NEXTEL shall pay all fees for such permits, licenses, inspections, certificates or approvals to the appropriate government body or other entity.

                    The Contractor shall at all times itself observe and comply with, and cause all its agents and employees to observe and comply with, all such existing and future Laws and Regulations; and shall protect and indemnify NEXTEL, its officers and agents, against any claims or liability arising from or based upon violation of such Laws and Regulations, whether by itself or its agents or employees.

               f) The Contractor shall be responsible to NEXTEL for the acts and omissions of its employees, subcontractors and their agents and employees, and other persons performing any of the Work under a contract with the Contractor.

               g) The Contractor at all times shall keep the Site free from accumulation of waste materials or rubbish caused by its operations. At the completion of the Work, the Contractor shall remove all its waste materials and rubbish from and about the project as well as its tools, construction equipment, machinery and surplus materials. If the Contractor fails to clean up as provided pursuant to this Agreement, NEXTEL may do so and the reasonable cost thereof shall be charged to the Contractor and may be deducted from monies due or to become due to the Contractor.

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

               h) The Contractor shall protect, maintain and secure the Work during construction and until final acceptance of the Work. This protection, maintenance and security shall be continuous so that the Work is protected, maintained and secured in satisfactory condition at all times. All costs of protection, maintenance and security before final acceptance of the Work shall be part of the Construction Services Fee.

               i) If a temporary, preliminary or permanent injunction is secured because of an alleged patent or proprietary rights infringement, which prevents NEXTEL from using the process, materials or equipment furnished, utilized or installed, the Contractor, at its expense, shall within thirty (30) calendar days following notification either: 1) procure the right for NEXTEL to continue using the same process, materials or equipment; or 2) modify the process, materials or equipment, or provide a replacement process, materials or equipment which is non-infringing, and is reasonably satisfactory to NEXTEL. The Contractor shall defend all suits or claims for infringement of any patent or proprietary rights and pay all the costs associated therewith including reasonable attorneys' fees of NEXTEL and shall save NEXTEL harmless from loss on account thereof. The obligations of the Contractor under this paragraph shall survive the termination or expiration of this Agreement.

               j) NEXTEL reserves the right to conduct, at its expense, any test or inspection it may deem advisable to assure that construction, supplies and services conform to the provisions of this Agreement, including the Work.

               k) The Contractor shall take reasonable safety precautions with respect to performance of this Agreement, shall comply with all safety measures initiated by NEXTEL and all applicable laws, ordinances, rules, regulations and orders of public authorities for the safety of persons or property.

               l) The Contractor may be ordered in writing by NEXTEL, without invalidating this Agreement, to make changes in the Work within the general scope of this Agreement consisting of additions, deletions or other revisions, the Construction Services Fee and time for completion being adjusted accordingly. The Contractor, prior to the commencement of such changed or revised portion of the Work, shall submit promptly to NEXTEL written copies of a claim for adjustment to the Construction Services Fee, and time for completion, for such revised Work in a manner consistent with requirements of this Agreement. The Contractor may request a change in the Work by providing NEXTEL with a written request describing the change. If such change is acceptable to NEXTEL, NEXTEL shall provide a written change order to the Contractor as set forth above. NEXTEL shall have five
                    (5) business days to either provide the Contractor with the requested change order or provide written notice that the request is denied. If NEXTEL fails to provide such notice within the five (5) business day period, the requested change order will be deemed to have been accepted by NEXTEL. The Contractor shall not perform any change in the Work, including additions, deletions or other revisions, without prior written authorization from NEXTEL.

               m) The Contractor shall defend, indemnify and hold harmless NEXTEL and its agents and employees from and against all liability, claims, damages, losses and expenses of whatever nature, including, but not limited to attorneys' fees arising out of or resulting from the performance of the Work, provided that any such liability, claim, damage, loss or expense: 1) is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property including the loss of use resulting therefrom; and
                    2) is caused in whole or in part by any negligent act or omission or act of willful misconduct of the Contractor, any subcontractor, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, regardless of whether or not it is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge or otherwise reduce any other right as to any party or person described in this paragraph. In any and all claims against NEXTEL or any of its agents or employees, by an employee of the Contractor, any subcontractor, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the indemnification obligation under this paragraph shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Contractor or any subcontractor under workers' compensation acts, disability liability benefits acts or other employee benefit acts.

               n) The Contractor shall purchase and maintain insurance for protection from claims under workers' compensation and other employee benefit acts, claims for damages because of bodily injury, including personal injury, sickness or disease or death. The Contractor shall also purchase and maintain insurance for protection from claims or damages to property, including loss of use resulting therefrom, which may arise out of or result from the Contractor's operations under this Agreement, whether such operations be by the Contractor, its employees and agents, or any subcontractor and its agents and employees or anyone directly or indirectly employed by any of them. The insurance shall be written with limits and coverage acceptable to NEXTEL in accordance with Exhibit "D" attached. Certificates of such insurance shall provide thirty (30) days notification in writing to NEXTEL if material change or cancellation takes place and certificates shall also indicate that NEXTEL shall be named as additional insured as respects the operations of the insured in accordance with the Construction Agreement.

               o) If the Contractor persistently or repeatedly fails or neglects to carry out the Work at a Site in accordance with this Agreement, or fails to observe the safety rules and other rules and regulations governing performance of the Work at a Site, and fails within five (5) business days after receipt of written notice to commence and continue correction of such default or neglect with diligence and promptness, NEXTEL may, without prejudice to any other remedy that NEXTEL may have, terminate the Contractor and finish the Contractor's Work at a Site by whatever method NEXTEL may deem expedient. If the expense of finishing the

                    Contractor's Work at a Site exceeds the value of the Construction Services Fee, the Contractor shall pay the difference to NEXTEL. The Contractor shall not be responsible for delays caused by inclement weather which typically delays a reasonable contractor's performance of work substantially similar to the Work set forth herein.

                    To the extent the Contractor is terminated at a Site, the Contractor shall immediately take all steps to protect the subcontracts for labor, materials, equipment or services with respect to the termination. NEXTEL may then withhold payment to the Contractor until after the Work pursuant to this Agreement is completed in a satisfactory manner.

               p) The Contractor, for itself and for its subcontractors, materialmen, mechanics and all persons under it, hereby waives the right to any lien against the ground, structures or any improvements on each Site for Work or labor done or materials furnished pursuant to this Agreement. Contractor agrees to execute a "no-lien" agreement on a form supplied by NEXTEL.


          7. Where the Contractor owns or manages the selected Sites and NEXTEL is required to exercise its rights under Paragraphs 6(o) above, the Contractor grants NEXTEL, its employees, contractors, subcontractors or agents, the right to enter upon such Sites and to perform the necessary work.

          8. During the term of this Agreement and for two (2) years thereafter (the "Restricted Period"), neither the Contractor nor NEXTEL will adversely affect the reputation of the other party or of the Owner or Lessor of a Site nor disclose information to any entity concerning their business affairs. During the Restricted Period, the Contractor and NEXTEL also agree not to divert or solicit any of the other party's employees on behalf of itself .

          9. The Contractor shall defend, indemnify, save and hold harmless NEXTEL, its parents, subsidiaries, affiliates, their directors, officers, agents, and the employees from any and all liabilities, claims, or demands (including costs, expenses, and reasonable attorney's fees) that may be made by any person, specifically including, but not limited to, employees or agents of the Contractor, and including but not limited to, employees or agents of the Contractor's subcontractors, for injuries, including death to persons, or damage to property, including theft, arising out of this Agreement, by reason of any act, omission, misconduct, negligence or default on the part of the Contractor, any subcontractor or any employee of the Contractor or subcontractor; and, except, as may otherwise be provided by applicable law, such rights to indemnification shall obtain regardless of whether any act, omission, misconduct, negligence or default (other than gross negligence or willful misconduct) of NEXTEL or its employees contributed or may be alleged to have contributed in any way thereto. The Contractor shall defend NEXTEL at NEXTEL's request against any such liability, claim or demand. The foregoing indemnification shall apply whether the Contractor or NEXTEL defends such suit or claim and shall extend to any costs incurred by NEXTEL to enforce the terms of this indemnification. NEXTEL agrees to notify the Contractor promptly of any written claims or demands against Company for which the Contractor is responsible hereunder.

          10. This Agreement, being one of personal services, may not be assigned by the Contractor nor may any obligation of the Contractor hereunder be assumed by any other person or third party without the prior written consent of NEXTEL.

          11. Any notice or demand required to be given in this Agreement shall be made by certified or registered mail, return receipt requested, to the address of the other party set forth below:


          Contractor:     CROWN NETWORK SYSTEMS, INC.
                          Penn Center West III
                          Suite 120
                          Pittsburgh, PA  15276
                          Attn:  Robert A. Crown


          NEXTEL:         NEXTEL COMMUNICATIONS, INC.
                          31200 Carter Street
                          Solon, OH  44139


          Any such notice or demand is deemed received three (3) business days following deposit in the United States Mails addressed as required above. Contractor or NEXTEL may from time to time designate any other address for this purpose by giving written notice to the other party.


          12. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

          13. This Agreement shall be binding upon NEXTEL and the Contractor, their respective successors and assigns. Moreover, if any portion of this Agreement shall be deemed legally unenforceable, the unenforceability of that particular portion, including its restrictive covenants, shall not limit the enforceability of that particular portion, including its restrictive covenants and shall not limit the enforceability of any other provision.

          14. All obligations under this Agreement unless otherwise provided herein, shall be for a period of five (5) years from the date of this Agreement.

          15. The parties agree that without the express written consent of the other party, neither party shall reveal, disclose or promulgate to any third party the terms of this Agreement or any portion thereof, except to such third party's auditor, accountant or attorney or to a governmental agency if required by regulation, subpoena or government order to do so.

          16. The laws of the Commonwealth of Pennsylvania, disregarding conflict of law principles, shall govern this Agreement. Further, each party submits to the jurisdiction of any federal or commonwealth court sitting in Allegheny County, Pennsylvania.

          Intending to be legally bound hereto, this Agreement is entered into by the parties as of the day and year written above.


ATTEST:                         CROWN NETWORK SYSTEMS, INC.


/s/  Michael Vernon             /s/  Robert A. Crown
_________________________       _________________________________________
                                Robert A. Crown
                                President


ATTEST:                         POWERFONE, INC.
                                d/b/a NEXTEL COMMUNICATIONS


/s/  Charles D. Devore          /s/  Lou Peltzer
__________________________      ________________________________________
                                By: Lou Peltzer
                                    Vice President -- Ohio Valley

                                  EXHIBIT "A"
                                   (1 of 2)

                 SERVICES  TYPICALLY  PROVIDED  BY  CONTRACTOR
                 ---------------------------------------------


CONSTRUCTION BUILD-OUT:
----------------------


          CROWN will obtain all permits necessary for construction of build-outs and antennas installations.

          CROWN will construct the interior building spaces to NEXTEL specifications. This would include:

               a.  Electric service, 200 amp with separate meter;
               b.  Fencing around NEXTEL equipment; and
               c.  All cable tray layouts.


          CROWN will install antennas and runs of coaxial per Andrew specifications for each Site.

          CROWN will color code antennas and coaxial cable.

          CROWN will sweep antennas and coaxial with a Marconi Network Analyzer.

          CROWN will supply NEXTEL with complete documentation of all installations and antenna sweeps.


PROJECT MANAGEMENT AND COORDINATION:
-----------------------------------

          Coordinate all engineering layouts and Site selection.

          Document all final site locations.

          Obtain NEXTEL/CROWN building permit approvals.

          Document all build-out locations by Site, by material.

          Coordinate lease execution Site by Site.

          Coordinate and order all material by Site, including types of antennas, length of coaxial, room build-out and electrical installation.

          Schedule all installations (room build-outs, antenna installations).


                                  EXHIBIT "A"
                                    (2 of 2)

          Submit Daily Project Projects by Site, by work type, etc. For example:


               a.  Permitting;
               b.  Construction;
               c.  Antenna Installation;
               d.  Acceptance;
               e.  Documentation.


          Submit project updates as required by NEXTEL management.


          Provide as-built documentation by Site upon completion of the project.

                                  EXHIBIT "B"

                    Fixed Fee for Initial Site Installations
                    ----------------------------------------


          Installation                              Price *
          ------------                              -----

          Completion of Tenant Improvements,         [*]
          Project Management and Labor to
          Install and Service Antennas


          Material Handling if Antenna and           [*]
          Coaxial System are Purchased by
          NEXTEL

          Cost of Antenna and Coaxial System         [*]
          if Purchased by CROWN


          * The price for initial Site installations specifically does not include the pick-up or delivery by CROWN of NEXTEL fixed network equipment or battery plant from NEXTEL's warehouse to individual Sites. NEXTEL shall, at NEXTEL's expense, arrange for pick-up and delivery of said items to each Site.

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

                                  EXHIBIT "C"

                          CROWN NETWORK SYSTEMS, INC.
                          ---------------------------

     Any additional services performed by Contractor shall be subject to the following hourly rates:

          CLASSIFICATIONS                       RATES
          ---------------                       -----

          President                              [*]
          Legal                                  [*]
          Vice President                         [*]
          Program Director                       [*]
          Operations Manager                     [*]
          Operations Supervisor                  [*]
          Construction Coordinator               [*]
          Property Site Researcher               [*]
          Project Manager                        [*]
          Draftsman                              [*]
          Tower Rigger                           [*]
          Skilled Laborer                        [*]
          Technician                             [*]
          Office Clerical                        [*]
          Electrician                            [*]

    All hourly rates above do not include reasonable travel and lodging expenses and shall be invoiced by the quarter-hour.

          EQUIPMENT                             RATES
          ---------                             -----

          580 Backhoe                            [*]
          Equipment Truck/Class 1 (daily)        [*]
          Mileage Charge                         [*]
          Equipment Truck/Class 2 (daily)        [*]
          Mileage Charge                         [*]
          18 Ton Truck Crane                     [*]
          28 Ton Truck Cone                      [*]
          Tractor Trailer with 40 Ton Lowboy     [*]
          Tractor Dump Trailer                   [*]
          Single Axle Dump Truck                 [*]
          977L High Lift                         [*]
          D4 Dozer                               [*]
          Uniloader                              [*]
          Vibratory Roller                       [*]
          Operator Overtime                      [*]
          Quickie Saw (daily)                    [*]
          Tamper (daily)                         [*]
          Chain Saw (daily)                      [*]


[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

                                  EXHIBIT "D"

                             INSURANCE REQUIREMENTS
                             ----------------------


     Commercial general liability insurance providing coverage for operations and for contractual liability with respect to liability assumed by subcontractor herein. The limits of coverage for such insurance shall not be less than $1,000,000/$2,000,000 for bodily injury and $ 1,000,000 for property damage.

     Comprehensive automobile liability insurance covering the use and maintenance of owned, non-owned, hired and rented vehicles with limits of coverage of not less than a combined single limit of $500,000 or not less than $250,000 per person and $500,000 per occurrence for bodily injury and not less than $300,000 per occurrence for property damage.

     Workers' Compensation insurance with statutory limits of coverage.

     Excess liability insurance in the umbrella form with a combined single limit of $5,000,000.

     NEXTEL shall be named as an additional insured on all such policies. All insurance policies provided hereunder shall be endorsed to provide NEXTEL with thirty (30) days notice of cancellation and/or restriction. If the initial insurance policies required by this Agreement expire prior to the completion of the Work, renewal certificates of insurance of policy shall be furnished thirty
(30) days prior to the date of their expiration.